SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        February 7, 2000
                                                        ------------------------



                               UNOCAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
--------------------------------------------------------------------------------
(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
--------------------------------------------------------------------------------

(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.
--------------------------

Unocal Corporation reported that it replaced 159 percent of its net worldwide crude oil and natural gas production during 1999 with new proved reserves. Excluding purchases and sales, the company replaced 100 percent of its worldwide production.

At  year-end  1999,   Unocal's  net  worldwide  reserves  totaled  1.66  billion barrels-of-oil-equivalent (BOE), up 7 percent from 1.55 billion BOE the year before.

During 1999, the company added reserves of 289 million BOE, including 107 million BOE from net purchases and sales and 182 million BOE from all other sources. Net production for the year was 181 million BOE. About two-thirds of Unocal's proved reserves are natural gas. Approximately 72 percent of the reserves are outside the U.S.

Unocal holds a 47.8-percent interest in Canada-based Northrock Resources Ltd. (Northrock), which is accounted for on a consolidated basis. Excluding the minority share of Northrock's reserves, the company's overall estimated reserve replacement ratio was 131 percent.

International operations
------------------------

Unocal's international operations replaced 242 percent of production in 1999 from all sources. Excluding purchases and sales, the replacement ratio was 129 percent. At year-end, total international reserves were 1.19 billion BOE, up 14 percent from the previous year. This included 95 million BOE due to the acquisition of Northrock.

More than 100 million BOE in new reserves came from Unocal's exploration program in Thailand and Indonesia.

Spirit Energy 76
----------------

Spirit Energy 76, Unocal's Lower 48 exploration and production unit, replaced 65 percent of its production in 1999 with new reserves. In total, Spirit booked more than 34 million BOE from discoveries and extensions, including the new Muni field on Ship Shoal 295 and the long-producing Vermilion 39 field.

Spirit's   reserve   performance  was  affected  by  low   exploration   capital
expenditures in 1999 in response to oil prices. The 1999 reserves also do not include any additions for deepwater Gulf of Mexico discoveries.

Costs
-----

For the year, Unocal's finding, development and acquisition (FD&A) costs for new reserves were $4.90 per BOE. Excluding the minority interest in Northrock's reserves, FD&A costs were $5.69 per BOE. Unocal's worldwide F&D costs, excluding purchases, were $6.95/BOE. Excluding Spirit deepwater, the effective F&D costs were $5.89/BOE.

The attached tables provide details on the company's reserves and FD&A costs.

Forward-looking statements and estimates regarding reserves in this filing are based on assumptions concerning operational, market, competitive, regulatory, geological, pricing, environmental, cost, and other considerations. Actual results could differ materially as a result of factors discussed in Unocal Corporation's 1998 Form 10-K report filed with the U.S. Securities and Exchange Commission.

UNOCAL CORPORATION
Crude Oil and Natural Gas Reserve Data

Estimated proved reserves of crude oil, condensate and natural gas

                                                                                              Crude Oil  Natural Gas Oil Equivalent
                                                                                              (MMbbls)      (bcf)       (MMBOE)
                                                                                             ---------------------------------------
1999 Beginning Reserves .....................................................................    532        6,122        1,552
   Discoveries and Extensions ...............................................................     31          705          148
   Improved Recovery ........................................................................      2           50           11
   Revisions ................................................................................     26          (20)          23
   Purchases ................................................................................     38          621          142
   Sales ....................................................................................    (15)        (115)         (35)
Production ..................................................................................    (64)        (706)        (181)
2000 Beginning Reserves* ....................................................................    550        6,657        1,660

* Includes host country shares for Indonesia and Democratic Republic of Congo of: ...........     46          441          120

Estimated proved reserves by geographic area (millions of BOE)

                                                              Consolidated Subsidiaries
                                         ---------------------------------------------------------------
                                                Spirit       Other       Far         Other                   Equity
                                              Energy 76       U.S.       East     International    Total    Affiliates  Worldwide
                                         ----------------------------------------------------------------------------------------
1999 Beginning Reserves .................        376          125         849          196        1,546          6        1,552
   Discoveries and Extensions ...........         34            3         100           11          148         --          148
   Improved Recovery ....................          4           --           7           --           11         --           11
   Revisions ............................          6            5          12           (1)          22          1           23
   Purchases ............................          4           --          --          123          127         15          142
   Sales ................................        (24)          (1)         --          (10)         (35)        --          (35)
Production ..............................        (59)         (20)        (80)         (20)        (179)        (2)        (181)
2000 Beginning Reserves* ................        341          112         888          299        1,640         20        1,660

* Includes host country shares for Indonesia
 and Democratic Republic of Congo of:                                     118            2          120                     120

Notes: Other U.S. is principally Alaska. Far East includes Thailand, Indonesia and Myanmar. Other International includes Azerbaijan, Bangladesh, Canada, Democratic Republic of Congo, Yemen and Netherlands. Included in Spirit Energy's year-end 1999 reserves are 55 mmboe attributable to Spirit Energy 76 Development, L.P., a consolidated subsidiary, in which there is a minority interest share respresenting approximately 24 mmboe. Other International's year-end 1999 reserves include 98 mmboe attributable to Northrock Resources Ltd, a consolidated subsidiary, in which there is a minority interest share representing approximately 51 mmboe

Purchases and Sales include reserves acquired and relinguished through property exchanges of 14 mmboe for Spirit Energy and 10 mmboe for Other International for which there were no costs incurred

For the above, natural gas is converted at a ratio of 6 mcf to one barrel of oil

Preliminary 1999 finding, development & acquisition costs per BOE

                                                                           Spirit Energy       Other   Far    Other     Total
                                                                   --------------------------
                                                                     Deepwater Mature  Total    U.S.   East   Int'l     Intl  Total
                                                                   -----------------------------------------------------------------
Costs Incurred (millions of dollars)
      Exploration .................................................    180      169     349      5     161     141      302     656
      Development .................................................     13      227     240     25     204     122      326     591
      Proved property acquisitions ................................     --       18      18     --      --      31       31      49
      Northrock Acquisition .......................................     --       --      --     --      --     274      274     274
Total Consolidated Costs Incurred .................................    193      414     607     30     365     568      933   1,570
      Share of Equity Affiliates ..................................     --       11      11     --       4      --        4      15
Worldwide Costs Incurred (a) ......................................    193      425     618     30     369     568      937   1,585

Reserve Data (millions of BOE) (b)
      Discoveries/extensions ......................................     --       34      34      3     100      11      111     148
      Improved recovery ...........................................     --        4       4     --       7      --        7      11
      Revisions ...................................................     --        7       7      5      12      (1)      11      23
      Purchases ...................................................     --       19      19     --      --     123      123     142
Total Changes .....................................................     --       64      64      8     119     133      252     324


Finding & Development
Costs per BOE (c) .................................................     --    $9.17  $13.50  $3.77   $3.10  $25.14    $4.89   $6.95

Finding, Development & Acquisition
Costs Per BOE (d) .................................................     --    $6.70   $9.74  $3.77   $3.10   $4.26    $3.72   $4.90

F,D & A Costs per BOE Excluding
Northrock Resources Ltd. Minority Interest Share (d,e) ............     --    $6.70   $9.74  $3.77   $3.10   $6.53    $4.47   $5.69

      (a) Excludes properties acquired through property exchanges by definition.
      (b) Includes equity interest in reserves of affiliates and 100% of Northrock's reserves. (c) Excludes proved property acquisition costs and purchased volumes. (d) Includes reserves and equity interests in affiliate reserves acquired in property exchanges. (e) Excludes minority interest share of costs ($53MM) and minority interest share of reserves (54 mmboe).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                UNOCAL CORPORATION
                                                (Registrant)





Date:  Februrary 10, 2000                        By:  /s/ JOE D. CECIL
-------------------------                       -------------------------------
                                                Joe D. Cecil
                                                Vice President and Comptroller